SLM Student Loan Trust 1999-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$319,697,697.93	($15,675,277.59)	$304,022,420.34
	ii	Interest to be Capitalized	2,373,700.52		2,151,563.39

	iii	Total Pool	$322,071,398.45		$306,173,983.73

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$322,071,398.45		$306,173,983.73

B	i	Weighted Average Coupon (WAC)	4.136%		4.141%
	ii	Weighted Average Remaining Term	90.43		89.25
	iii	Number of Loans	109,013		105,067
	iv	Number of Borrowers	47,671		45,799

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1T Notes	78442GBJ4	0.94%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBK1	0.08%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GBL9	0.20%	181,571,398.45	56.376%	165,673,983.73	54.111%
	iv	A-3L Notes	78442GBM7	0.28%	104,500,000.00	32.446%	104,500,000.00	34.131%
	v	Certificates	78442GBN5	0.50%	36,000,000.00	11.178%	36,000,000.00	11.758%

	vi	Total Notes and Certificates			$322,071,398.45	100.000%	$306,173,983.73	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$805,178.50	$765,434.96
	iv	Reserve Account Floor Balance ($)	$1,000,591.00	$1,000,591.00
	v	Current Reserve Acct Balance ($)	$1,000,591.00	$1,000,591.00

II. 1999-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$14,725,154.61
	ii	Principal Collections from Guarantor	2,120,188.59
	iii	Principal Reimbursements	29,125.30
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$16,874,468.50

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$31,841.48
	ii	Capitalized Interest	(1,231,032.39)

	iii	Total Non-Cash Principal Activity	$(1,199,190.91)

C	Total Student Loan Principal Activity		$15,675,277.59

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,545,179.23
	ii	Interest Claims Received from Guarantors	90,797.71
	iii	Collection Fees/Return Items	14,387.37
	iv	Late Fee Reimbursements	94,670.61
	v	Interest Reimbursements	13,294.24
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,014.41
	viii	Subsidy Payments	345,709.97

	ix	Total Interest Collections	$2,113,053.54

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(25.01)
	ii	Capitalized Interest	1,231,032.39

	iii	Total Non-Cash Interest Adjustments	$1,231,007.38

F	Total Student Loan Interest Activity		$3,344,060.92

G.	Non-Reimbursable Losses During Collection Period		$31,002.12

H.	Cumulative Non-Reimbursable Losses to Date		$945,589.97

III. 1999-2 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$12,606,562.62
	ii	Consolidation Principal Payments	4,238,780.58
	iii	Reimbursements by Seller	1,484.20
	iv	Borrower Benefits Reimbursements	4,326.87
	v	Reimbursements by Servicer	858.54
	vi	Re-purchased Principal	22,455.69

	vii	Total Principal Collections	$16,874,468.50

B	Interest Collections
	i	Interest Payments Received	$1,946,541.15
	ii	Consolidation Interest Payments	44,160.17
	iii	Reimbursements by Seller	1,717.51
	iv	Borrower Benefits Reimbursements	266.31
	v	Reimbursements by Servicer	8,997.33
	vi	Re-purchased Interest	2,313.09
	vii	Collection Fees/Return Items	14,387.37
	viii	Late Fees	94,670.61

	ix	Total Interest Collections	$2,113,053.54

C	Other Reimbursements		$194,226.21

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

F	TOTAL FUNDS RECEIVED		$19,181,748.25
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(474,805.66)
		Consolidation Loan Rebate Fees	$(89.44)
	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$18,706,853.15

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$231,281.45
	ii	Primary Servicing Fee — Consolidation Loans	$21.76

H	Servicing Fees Due for Current Period		$231,303.21

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$251,303.21

IV. 1999-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.654%	3.652%	1,947	1,511	1.786%	1.438%	$7,465,557.01	$5,803,798.63	2.335%	1.909%

Grace
Current	3.685%	3.672%	394	566	0.361%	0.539%	$1,432,592.52	$2,182,641.02	0.448%	0.718%

TOTAL INTERIM	3.659%	3.658%	2,341	2,077	2.147%	1.977%	$8,898,149.53	$7,986,439.65	2.783%	2.627%
REPAYMENT
Active
Current	4.230%	4.228%	70,062	68,129	64.269%	64.843%	$174,111,491.71	$166,025,185.13	54.461%	54.610%
31-60 Days Delinquent	4.230%	4.223%	3,384	3,235	3.104%	3.079%	$11,311,780.70	$10,410,775.12	3.538%	3.424%
61-90 Days Delinquent	4.201%	4.226%	2,016	2,141	1.849%	2.038%	$7,551,750.74	$7,614,186.99	2.362%	2.504%
91-120 Days Delinquent	4.233%	4.210%	1,151	1,333	1.056%	1.269%	$4,477,752.70	$4,881,491.12	1.401%	1.606%
> 120 Days Delinquent	4.277%	4.258%	3,332	3,864	3.057%	3.678%	$12,381,414.78	$14,580,323.54	3.873%	4.796%

Deferment
Current	3.710%	3.709%	14,305	12,392	13.122%	11.794%	$49,082,330.24	$42,681,720.12	15.353%	14.039%

Forbearance
Current	4.231%	4.223%	11,980	11,436	10.990%	10.884%	$50,462,399.48	$48,197,172.67	15.784%	15.853%

TOTAL REPAYMENT	4.149%	4.153%	106,230	102,530	97.447%	97.585%	$309,378,920.35	$294,390,854.69	96.772%	96.832%
Claims in Process (1)	4.247%	4.281%	436	455	0.400%	0.433%	$1,395,146.74	$1,631,390.84	0.436%	0.537%
Aged Claims Rejected (2)	4.601%	4.927%	6	5	0.006%	0.005%	$25,481.31	$13,735.16	0.008%	0.005%
GRAND TOTAL	4.136%	4.141%	109,013	105,067	100.000%	100.000%	$319,697,697.93	$304,022,420.34	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.174%	69,771	$177,064,539.85	58.241%
- GSL - Unsubsidized	4.075%	28,968	$102,886,332.59	33.842%
- PLUS Loans	4.121%	4,883	$19,880,979.99	6.539%
- SLS Loans	4.200%	1,442	$4,146,549.33	1.364%
- Consolidation Loans:	7.925%	3	$44,018.58	0.014%

- Total	4.141%	105,067	$304,022,420.34	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.141%	89,713	$272,802,301.69	89.731%
-Two Year	4.118%	10,633	$22,061,388.43	7.257%
-Technical	4.169%	4,693	$9,055,511.53	2.979%
-Other	6.194%	28	$103,218.69	0.034%

- Total	4.141%	105,067	$304,022,420.34	100.000%

*Percentages may not total 100% due to rounding.

VI. 1999-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,698,018.30
B	Interest Subsidy Payments Accrued During Collection Period		311,312.62
C	SAP Payments Accrued During Collection Period		19,059.89
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		47,634.75
E	Investment Earnings (ADMINISTRATOR ACT)		0.00

F	Net Expected Interest Collections		$3,076,025.56

G	Student Loan Rates
	i	Days in Calculation Period	91
	ii	Days in Year	360
	iii	Net Expected Interest Collections	$3,076,025.56
	iv	Primary Servicing Fee	$706,108.87
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$322,071,398.45
	vii	Student Loan Rate	2.88643%

		Accrued
		Int Factor	Accrual Period
H	Class A-1T T-Bill Based Interest Rate			0.00000%
I	Class A-1T Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-1L Libor Based Interest Rate			0.00000%
K	Class A-1L Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
L	Class A-2L Libor Based Interest Rate			1.37000%
M	Class A-2L Interest Rate	0.003463056	(4/26/04 - 7/26/04)	1.37000%
N	Class A-3L Libor Based Interest Rate			1.45000%
O	Class A-3L Interest Rate	0.003665278	(4/26/04 - 7/26/04)	1.45000%
P	Certificate Libor Based Rate of Return			1.67000%
Q	Certificate Rate of Return	0.004221389	(4/26/04 - 7/26/04)	1.67000%

VII. 1999-2 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$319,697,697.93
	ii	Interest To Be Capitalized	2,373,700.52

	iii	Total Pool	$322,071,398.45
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$322,071,398.45

B	Total Note and Certificate Factor		0.31284254342
C	Total Note and Certificate Balance		$322,071,398.45

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Class A-3L	Certificates

	i	Current Factor	0.0000000000	0.0000000000	0.2933302075	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$181,571,398.45	$104,500,000.00	$36,000,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,000,591.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$18,754,487.90	$18,754,487.90

B	Primary Servicing Fees-Current Month		$231,303.21	$18,523,184.69

C	Administration Fee		$20,000.00	$18,503,184.69

D	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$18,503,184.69
	ii	Class A-1L	$0.00	$18,503,184.69
	iii	Class A-2L	$628,791.84	$17,874,392.85
	iv	Class A-3L	$383,021.53	$17,491,371.32

	v	Total Noteholder’s Interest Distribution	$1,011,813.37

E	Certificateholder’s Return Distribution Amount		$151,970.00	$17,339,401.32

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$17,339,401.32
	ii	Class A-1L	$0.00	$17,339,401.32
	iii	Class A-2L	$15,897,414.72	$1,441,986.60
	iv	Class A-3L	$0.00	$1,441,986.60

	v	Total Noteholder’s Principal Distribution	$15,897,414.72

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,441,986.60

H	Increase to the Specified Reserve Account Balance		$0.00	$1,441,986.60

I	Carryover Servicing Fees		$0.00	$1,441,986.60

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,441,986.60
	ii	Class A-1L	$0.00	$1,441,986.60
	iii	Class A-2L	$0.00	$1,441,986.60
	iv	Class A-3L	$0.00	$1,441,986.60

	v	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,441,986.60

L	Excess to Reserve Account		$1,441,986.60	$0.00

IX. 1999-2 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Class A-3L	Certificates
	i	Quarterly Interest Due		$0.00	$0.00	$628,791.84	$383,021.53	$151,970.00
	ii	Quarterly Interest Paid		0.00	0.00	628,791.84	383,021.53	151,970.00

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$0.00	$15,897,414.72	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	0.00	15,897,414.72	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$16,526,206.56	$383,021.53	$151,970.00

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$322,071,398.45
	ii	Adjusted Pool Balance 6/30/04		306,173,983.73

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$15,897,414.72

	iv	Adjusted Pool Balance 3/31/04		$322,071,398.45
	v	Adjusted Pool Balance 6/30/04		306,173,983.73

	vi	Current Principal Due (iv - v)		$15,897,414.72
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$15,897,414.72

	ix	Principal Distribution Amount Paid		$15,897,414.72

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$15,897,414.72
D		Total Interest Distribution		1,163,783.37

E		Total Cash Distributions - Note and Certificates		$17,061,198.09

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1T Note Balance	(78442GBJ4)	$—	$—
		A-1T Note Pool Factor		0.0000000000	0.0000000000

	ii	A-1L Note Balance	(78442GBK1)	$—	$—
		A-1L Note Pool Factor		0.0000000000	0.0000000000

	iii	A-2L Note Balance	(78442GBL9)	$181,571,398.45	$165,673,983.73
		A-2L Note Pool Factor		0.2933302075	0.2676477928

	iv	A-3L Note Balance	(78442GBM7)	$104,500,000.00	$104,500,000.00
		A-3L Note Pool Factor		1.0000000000	1.0000000000

	v	Certificate Balance	(78442GBN5)	$36,000,000.00	$36,000,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,000,591.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,441,986.60

	iv	Total Reserve Account Balance Available			$2,442,577.60
	v	Required Reserve Account Balance			$1,000,591.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$1,441,986.60
	viii	Ending Reserve Account Balance			$1,000,591.00

X. 1999-2 Historical Pool Information

					2003
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$319,697,697.93	$348,034,983.53	$507,948,066.78

	Student Loan Principal Activity
	i	Regular Principal Collections	$14,725,154.61	$27,521,095.75	$126,686,665.52
	ii	Principal Collections from Guarantor	2,120,188.59	1,970,122.88	$11,628,102.71
	iii	Principal Reimbursements	29,125.30	122,578.58	$29,056,823.08
	iv	Other System Adjustments	—	—	$—

	v	Total Principal Collections	$16,874,468.50	$29,613,797.21	$167,371,591.31
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$31,841.48	$37,913.61	$1,029,182.35
	ii	Capitalized Interest	(1,231,032.39)	(1,314,425.22)	$(8,487,690.41)

	iii	Total Non-Cash Principal Activity	$(1,199,190.91)	$(1,276,511.61)	$(7,458,508.06)

(-)	Total Student Loan Principal Activity		$15,675,277.59	$28,337,285.60	$159,913,083.25

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,545,179.23	$1,773,340.41	$10,234,895.43
	ii	Interest Claims Received from Guarantors	90,797.71	99,094.09	$678,764.38
	iii	Collection Fees/Return Items	14,387.37	17,807.23	$46,680.43
	iii	Late Fee Reimbursements	94,670.61	124,831.38	$455,845.28
	iv	Interest Reimbursements	13,294.24	7,166.07	$220,907.79
	v	Other System Adjustments	—	—	$—
	vi	Special Allowance Payments	9,014.41	9,739.61	$14,702.21
	vii	Subsidy Payments	345,709.97	368,301.07	$2,275,397.97

	viii	Total Interest Collections	$2,113,053.54	$2,400,279.86	$13,927,193.49

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(25.01)	$(1,641.55)	$(776,817.17)
	ii	Capitalized Interest	1,231,032.39	1,314,425.22	$8,487,690.41

	iii	Total Non-Cash Interest Adjustments	$1,231,007.38	$1,312,783.67	$7,710,873.24

	Total Student Loan Interest Activity		$3,344,060.92	$3,713,063.53	$21,638,066.73

(=)	Ending Student Loan Portfolio Balance		$304,022,420.34	$319,697,697.93	$348,034,983.53
(+)	Interest to be Capitalized		$2,151,563.39	$2,373,700.52	$2,529,300.31

(=)	TOTAL POOL		$306,173,983.73	$322,071,398.45	$350,564,283.84

(+)	Reserve Account Balance		$—	$—	$—

(=)	Total Adjusted Pool		$306,173,983.73	$322,071,398.45	$350,564,283.84

X.  1999-2 Historical Pool Information

			2002	2001	2000	1999
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	5/24/99-12/31/99
Beginning Student Loan Portfolio Balance			$699,941,609.71	$836,077,370.76	$934,422,927.99	$980,454,203.83

	Student Loan Principal Activity
	i	Regular Principal Collections	$86,845,049.46	$105,348,591.61	$87,190,384.65	$45,162,168.67
	ii	Principal Collections from Guarantor	$13,881,953.12	$15,343,116.90	10,878,498.71	1,460,022.39
	iii	Principal Reimbursements	$104,403,728.48	$35,077,371.37	24,145,498.21	16,386,169.97
	iv	Other System Adjustments	$—	$—	—	—

	v	Total Principal Collections	$205,130,731.06	$155,769,079.88	$122,214,381.57	$63,008,361.03
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,945,613.21	$887,825.20	$1,869,482.16	$1,154,323.19
	ii	Capitalized Interest	(15,082,801.34)	(20,521,144.03)	(25,738,306.50)	(18,131,408.38)

	iii	Total Non-Cash Principal Activity	$(13,137,188.13)	$(19,633,318.83)	$(23,868,824.34)	$(16,977,085.19)

(-)	Total Student Loan Principal Activity		$191,993,542.93	$136,135,761.05	$98,345,557.23	$46,031,275.84

	Student Loan Interest Activity
	i	Regular Interest Collections	$19,763,360.97	$32,892,295.27	$37,457,251.40	$21,684,071.48
	ii	Interest Claims Received from Guarantors	$986,001.82	$1,174,928.64	759,880.72	56,629.10
	iii	Collection Fees/Return Items	$16,667.66	$—	—	—
	iii	Late Fee Reimbursements	$497,055.10	$657,603.54	648,636.21	336,418.00
	iv	Interest Reimbursements	$1,076,353.78	$376,796.09	333,263.45	320,304.74
	v	Other System Adjustments	$—	$—	1,431.81	—
	vi	Special Allowance Payments	$19,184.48	$1,780,589.59	8,265,001.05	474,516.20
	vii	Subsidy Payments	$4,580,588.73	$8,652,929.85	12,464,923.02	6,186,361.56

	viii	Total Interest Collections	$26,939,212.54	$45,535,142.98	$59,930,387.66	$29,058,301.08
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,690,267.32)	$(552,958.48)	$(1,659,479.63)	$(1,101,198.26)
	ii	Capitalized Interest	15,082,801.34	20,521,144.03	25,738,306.50	18,131,408.38

	iii	Total Non-Cash Interest Adjustments	$13,392,534.02	$19,968,185.55	$24,078,826.87	$17,030,210.12

	Total Student Loan Interest Activity		$40,331,746.56	$65,503,328.53	$84,009,214.53	$46,088,511.20
(=)	Ending Student Loan Portfolio Balance		$507,948,066.78	$699,941,609.71	$836,077,370.76	$934,422,927.99
(+)	Interest to be Capitalized		$4,183,422.55	$7,271,335.53	$10,022,430.96	$14,501,569.90

(=)	TOTAL POOL		$512,131,489.33	$707,212,945.24	$846,099,801.72	$948,924,497.89

(+)	Reserve Account Balance		$1,280,328.72	$1,768,032.36	$2,115,249.50	$2,372,311.24

(=)	Total Adjusted Pool		$513,411,818.05	$708,980,977.60	$848,215,051.22	$951,296,809.13

XI. 1999-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-99	$969,327,744	5.65%
Jan-00	$948,924,498	4.96%
Apr-00	$924,334,171	4.85%
Jul-00	$900,492,413	4.85%
Oct-00	$871,688,341	5.22%
Jan-01	$846,099,802	5.20%
Apr-01	$822,025,933	5.02%
Jul-01	$793,881,716	5.10%
Oct-01	$756,043,263	5.67%
Jan-02	$707,212,945	6.70%
Apr-02	$662,122,163	7.44%
Jul-02	$626,126,331	7.74%
Oct-02	$564,549,347	9.24%
Jan-03	$512,131,489	10.32%
Apr-03	$466,900,549	11.05%
Jul-03	$443,813,941	10.77%
Oct-03	$382,882,606	12.43%
Jan-04	$350,564,284	12.73%
Apr-04	$322,071,398	12.91%
Jul-04	$306,173,984	12.44%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.